Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Long APLD Daily ETF, Tradr 2X Long AUR Daily ETF, Tradr 2X Long BX Daily ETF, Tradr 2X Long CELH Daily ETF, Tradr 2X Long CLSK Daily ETF, Tradr 2X Long CORZ Daily ETF, Tradr 2X Long CRDO Daily ETF, Tradr 2X Long DHI Daily ETF, Tradr 2X Long ENPH Daily ETF, Tradr 2X Long GS Daily ETF, Tradr 2X Long IBM Daily ETF, Tradr 2X Long JOBY Daily ETF, Tradr 2X Long LYFT Daily ETF, Tradr 2X Long NBIS Daily ETF, Tradr 2X Long NVTS Daily ETF, Tradr 2X Long OKTA Daily ETF, Tradr 2X Long PONY Daily ET, Tradr 2X Long QCOM Daily ETF, Tradr 2X Long U Daily ETF and Tradr 2X Long VOYG Daily ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 5, 2025